Exhibit 10.17

JOINDER AGREEMENT AND SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

AND AMENDMENT TO OTHER FINANCING AGREEMENTS

THIS JOINDER AGREEMENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND AMENDMENT TO OTHER FINANCING AGREEMENTS (this “Amendment”) is made and entered into on March 29, 2010, by and among FREEDOM GROUP, INC., a Delaware corporation (“FGI”), REMINGTON ARMS COMPANY, INC., a Delaware corporation (“Remington”), THE MARLIN FIREARMS COMPANY, a Connecticut corporation (“Marlin”), H&R 1871, LLC, a Connecticut limited liability company (“H&R”), BUSHMASTER FIREARMS INTERNATIONAL, LLC, a Delaware limited liability company (“Bushmaster”), DPMS FIREARMS, LLC, a Delaware limited liability company (“DPMS”), E-RPC, LLC, a Delaware limited liability company (“E-RPC”), and RA BRANDS, L.L.C., a Delaware limited liability company (“Brands”), as existing borrowers,  and FGI OPERATING COMPANY, INC., a Delaware corporation, as a new borrower (“FGIOC”, and together with Remington, Marlin, H&R, Bushmaster, DPMS, and E-RPC, each individually a “Borrower” and collectively, “Borrowers”); WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and successor by merger to Wachovia Bank, National Association, in its capacity as agent (in such capacity, “Agent”) for various financial institutions (“Lenders”), and the Lenders party hereto.

Recitals:

Agent, Lenders, FGI and Borrowers are parties to a certain Loan and Security Agreement dated July 29, 2009 (as at any other time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain revolving credit loans to FGI and Borrowers.

Prior to the date hereof, Wachovia Bank, National Association (“Wachovia”) merged with and into Wells Fargo Bank, National Association (“Wells Fargo”), with Wells Fargo as the surviving legal entity of such merger, and upon the effectiveness of such merger, Wells Fargo became the successor to Wachovia as Agent and a Lender for all purposes under the Loan Agreement and other Financing Agreements.

FGI and Borrowers have advised Agent and Lenders of (i) the formation by FGI of two new subsidiaries, FGI Holding Company, Inc., a Delaware corporation (“FGIHC”), and FGIOC (together with FGIHC, the “New FGI Subsidiaries”), and (ii) the proposed transfer by FGI to FGIOC of the Capital Stock held by FGI in each of the other Borrowers (the “Capital Stock Transfer”).  Borrowers have requested that FGIOC be joined to the Loan Agreement as a Borrower, and that FGIOC be appointed the Administrative Borrower in the place of FGI.

Borrowers have also advised Agent and Lenders that FGIHC proposes to issue up to $225,000,000 in initial aggregate principal amount of Senior Pay-In-Kind Notes, the interest on which shall be payable (a) at FGIHC’s option, either (i) entirely in cash or (ii) 50% in cash and 50% in-kind, or (b) under certain circumstances, entirely in-kind, and which shall have a maturity date no sooner than the maturity date of the Senior Notes (the “FGIHC PIK Notes”).  The FGIHC PIK Notes will be guaranteed by FGI, but shall not be guaranteed by, nor otherwise constitute the indebtedness of any of the other Borrowers or Guarantors.  FGIHC intends to use the proceeds of the FGIHC PIK

Notes to pay a dividend in the amount of the net proceeds to its parent, FGI, which FGI will use to redeem certain of its Series A Preferred Stock.

In connection with the proposed issuance of the FGIHC PIK Notes, Borrowers have requested that, after giving effect to the joinder of FGIOC, Agent and each Lender (i) amend the Loan Agreement in certain respects (such requested amendments to the Loan Agreement hereinafter referred to as the “Requested Amendments”) and (ii) release FGI from all its Obligations under the Loan Agreement and the other Financing Agreements and release Agent’s Lien in the assets of FGI (such requested releases hereinafter referred to as the “Requested FGI Release”).

The execution and delivery of this Agreement by FGI and each of the Borrowers is a condition precedent to the joinder of FGIOC as a Borrower under the Loan Agreement, the appointment of FGIOC as Administrative Borrower in the place and stead of FGI, and Agent’s and each Lenders’ consent to the Requested Amendments and the Requested FGI Release.

FGIOC is executing this Agreement to become a party to the Loan Agreement and to induce Agent and Lenders to extend credit to FGIOC and to continue to make available credit to the other Borrowers under the Loan Agreement.  The parties now desire to reflect the merger of Wachovia and Wells Fargo, join FGIOC as a Borrower, and otherwise amend and supplement the Loan Agreement as hereinafter set forth.

Subject to the terms and conditions of this Amendment, Agent and each Lender is willing to amend the Loan Agreement and agree to certain other matters as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement (as amended hereby).

2.             Joinder of FGIOC. By its signature below, FGIOC becomes a Borrower under the Loan Agreement with the same force and effect as if originally named therein as a Borrower, and FGIOC hereby assumes, and hereby agrees to perform and observe, each and every one of the terms and provisions of the Loan Agreement applicable to it as a Borrower thereunder.  Each reference to “Borrower” or “Borrowers” in the Loan Agreement shall be deemed to include FGIOC.  Upon the effectiveness of the joinder of FGIOC to the Loan Agreement, FGIOC shall be directly and primarily liable as a Borrower for all of the Obligations now or hereafter owing under the Loan Agreement and the other Financing Agreements and FGIOC hereby confirms that it has assumed all such Obligations.  The Obligations owing by FGIOC shall be evidenced by the Loan Agreement and the other Financing Agreements.  The parties hereto agree to execute and deliver such other instruments, assignments or documents as are necessary under applicable law to give effect to or carry out the intent and purposes of the joinder of FGIOC.

3.             Joint and Several Liability; Administrative Borrower.  FGIOC acknowledges that it has requested that Agent and Lenders extend financial accommodations to it and to the other Borrowers in accordance with the provisions of the Loan Agreement, as hereby amended.  In accordance with the terms of the Loan Agreement, FGIOC acknowledges and agrees that it shall be jointly and severally liable for the payment and performance of any and all Loans and for all other Obligations and all interest, fees and other charges payable in connection therewith.  FGIOC shall be liable for, on a joint and several basis, the timely payment by the other Borrowers of, all of the Loans and the other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit under the Loan Agreement or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to one Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations under the Loan Agreement.  FGIOC is hereby substituted for FGI as the Administrative Borrower and FGI is hereby released and discharged from any and all obligations and responsibility as the Administrative Borrower (without regard to any required period of notice of such replacement, which is hereby waived by all parties hereto).  Each Borrower hereby irrevocably appoints FGIOC, and FGIOC agrees to act under Section 6.8 of the Loan Agreement, as the Administrative Borrower for and on behalf of each Borrower for all purposes under the Loan Agreement, including requesting borrowings and Letters of Credit, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a Eurodollar Rate Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent.  Agent may rely, and shall be fully protected in relying, on any notice of borrowing, notice of conversion, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by FGIOC, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers”.

4.             Grant of Security Interest.  To secure payment and performance of all Obligations, FGIOC hereby grants to Agent, for itself and the benefit of Secured Parties, as security, all personal property, and interests in property, of FGIOC, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”), including all of FGIOC’s right, title and interest in and to the following:

(a)           all Accounts and other Receivables;

(b)           all Additional Interests and Pledged Shares;

(c)           all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(d)           all commercial tort claims, including, without limitation, those identified on Schedule 5.2 to the Loan Agreement;

(e)           all deposit accounts;

(f)            all documents;

(g)           all general intangibles, including, without limitation, all Intellectual Property;

(h)           all goods, including, without limitation, Inventory, Equipment and fixtures;

(i)            all instruments, including, without limitation, all promissory notes;

(j)            all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts);

(k)           all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(l)            all supporting obligations and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(m)          monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(n)           all accessions to substitutions for, and all replacements, products and cash and non-cash proceeds of the foregoing, in any form, including proceeds of and unearned premiums with respect to insurance policies and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral; and

(o)           all Records, including, without limitation, customer lists, files, correspondence, tapes, computer programs, printouts and computer records.

Notwithstanding anything to the contrary in this Agreement or in the Loan Agreement, and except for so long as a security interest in such Collateral is then in effect to secure the Senior Notes, the Collateral shall not include any of the Excluded Assets.

5.             Amendments to Loan Agreement and other Financing Agreements.  The Loan Agreement and each of the other Financing Documents is hereby amended as follows:

All references to “Wachovia Bank, National Association” or “Wachovia” contained in the Loan Agreement and the other Financing Documents shall hereby mean and be deemed references to “Wells Fargo Bank, National Association” as successor to Wachovia Bank, National Association.

6.             Amendments to Loan Agreement.  Subject to the satisfaction of each of the conditions precedent set forth in Section 10 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)           By deleting the definition of “Administrative Borrower” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Administrative Borrower” shall mean FGIOC, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and its successors and assigns in such capacity.

(b)           By deleting the definition of “Borrowers” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): Remington Arms Company, Inc., a Delaware corporation, The Marlin Firearms Company, a Connecticut corporation, H&R 1871, LLC, a Connecticut limited liability company, Bushmaster Firearms International, LLC, a Delaware limited liability company, DPMS Firearms, LLC, a Delaware limited liability company, E-RPC, LLC, a Delaware limited liability company, RA Brands, L.L.C., a Delaware limited liability company, and FGIOC, and any other direct or indirect domestic Subsidiary of FGIOC that at any time after the date hereof becomes a Borrower, pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and approved by FGIOC, in connection with an acquisition or investment otherwise permitted under this Agreement.

(c)           By deleting the definition of “Change of Control” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Change of Control” shall mean the occurrence of any of the following events: (i) the Sponsor shall cease to own directly (or through an entity wholly-owned by the Sponsor), of record and beneficially, in the aggregate, shares of Voting Stock having more than fifty percent (50%) of the total voting power of all outstanding shares of Voting Stock of FGI; (ii) FGI shall cease to own directly (or through an entity wholly-owned by the FGI), of record and beneficially, one hundred percent (100%) of each class of outstanding Capital Stock of FGIOC; (iii) a “change of control” under and as defined in the Senior Notes Indenture shall occur; (iv) FGIOC shall cease to own and control directly, of record and beneficially, one hundred percent

(100%) of each class of outstanding Capital Stock of Remington or Bushmaster free and clear of all Liens (other than Permitted Liens); (v) Remington shall cease to own and control directly, of record and beneficially, one hundred percent (100%) of each class of outstanding Capital Stock of Brands free and clear of all Liens (other than Permitted Liens); or (vi) FGIOC shall cease to own directly (or through an entity wholly-owned by FGIOC), of record and beneficially, in the aggregate, shares of Voting Stock having more than fifty percent (50%) of the total voting power of all outstanding shares of Voting Stock of each other Borrower; provided, that, the sale of the Capital Stock of any Obligor, the assets of which do not constitute at least twenty percent (20%) of the Borrowing Base on the date of such sale, shall not constitute a Change of Control hereunder if consented to by Agent.

(d)           By adding the following new definition of “FGIOC” to Section 1 of the Loan Agreement in proper alphabetical sequence:

“FGIOC” shall mean FGI Operating Company, Inc., a Delaware corporation.

(e)           By deleting the definition of “Fixed Charge Coverage Ratio” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Fixed Charge Coverage Ratio” shall mean, with respect to Borrowers and Guarantors for any period, the ratio of (i) EBITDA minus the sum of (A) Unfinanced Maintenance Capital Expenditures, plus (B) all income taxes paid in cash, plus (C) actual cash pension funding payments made with respect to pension funding obligations, and any other pension funding obligations outside the ordinary course of business of Borrowers (unless funded solely from (I) the proceeds of Permitted Additional Pari Passu Obligations (as defined in the Senior Notes Indenture) incurred prior to the Second Amendment Date in an amount of up to $48,600,000, or (II) funds from sources other than cash from operations so long as such pension funding payments are made within ten (10) Business Days after Borrowers’ and Guarantors’ receipt of such funds), minus (D) the profit and loss statement charge (or benefit) with respect to such pension funding obligations, to (ii) Fixed Charges, for such period.

(f)            By deleting the definition of “Fixed Charge Coverage Ratio-Recalibrated” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Fixed Charge Coverage Ratio-Recalibrated” shall mean, with respect to Borrowers and Guarantors for any period, the ratio of (i)

EBITDA minus the sum of (A) Unfinanced Capital Expenditures, plus (B) all income taxes paid in cash, plus (C) dividends or share repurchases with respect to Capital Stock, plus (D) distributions or redemptions (excluding any one-time distribution to shareholders of a Borrower or any one-time redemption of any Senior Notes that, in either case, is paid with proceeds of any issuance of Capital Stock in an initial public offering or a registered secondary offering by a Borrower), plus (E) actual cash pension funding payments made with respect to pension funding obligations, and any other pension funding obligations outside the ordinary course of business of Borrowers (unless funded solely from (I) the proceeds of Permitted Additional Pari Passu Obligations (as defined in the Senior Notes Indenture) incurred prior to the Second Amendment Date in an amount of up to $48,600,000, or (II) funds from sources other than cash from operations so long as such pension funding payments are made within ten (10) Business Days after Borrowers’ and Guarantors’ receipt of such funds), minus (F) the profit and loss statement charge (or benefit) with respect to such pension funding obligations, to (ii) Fixed Charges, in each case for such period.

(g)           By deleting the definition of “Guarantors” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Guarantors” shall mean, collectively, any direct or indirect domestic wholly owned Subsidiary of FGIOC that at any time after the date hereof (i) becomes party to a guarantee in favor of Agent or any Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and approved by FGIOC, in connection with an acquisition or investment otherwise permitted under this Agreement, or (ii) otherwise becomes liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers).

(h)           By deleting the lead-in language of clause (ix) of the definition of “Permitted Investments” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

(ix)           Investments by a Borrower or a Guarantor after the date hereof to or in a Subsidiary of FGIOC that is not a Borrower or Guarantor provided, that:

(i)            By deleting the reference to “Section 9.12(b)(ii)” appearing in clause (x)(ii)(A) of the definition of “Permitted Investments” contained in Section 1of the Loan Agreement and by substituting in lieu thereof a reference to “Section 9.12(b)”.

(j)            By adding the following new definition of “Second Amendment Date” to Section 1 of the Loan Agreement in proper alphabetical sequence:

“Second Amendment Date” shall mean the date upon which the conditions precedent set forth in Section 10 of the Joinder Agreement and Second Amendment to Loan and Security Agreement and Amendment to Other Financing Agreements dated March       , 2010 shall have been satisfied or waived.

(k)           By deleting the definition of “Senior Notes” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Senior Notes” shall mean (i) FGI’s 10¼ % Senior Secured Notes due 2015 in the aggregate principal amount of $200,000,000 which Notes were assumed by FGIOC on the Second Amendment Date and (ii) any Permitted Additional Pari Passu Obligations which are permitted to be incurred under (and as defined in) the Senior Notes Indenture as in effect on the date hereof or as amended with the consent of the Required Lenders, and which are subject to the Intercreditor Agreement, in an aggregate principal amount not to exceed $125,000,000; provided that, for purposes of Sections 4.1 and 9.16, “Senior Notes” shall mean the notes referred to in clause (i) only.  For the avoidance of doubt, to the extent supplements to the Senior Notes Indenture are required in connection with the issuance of the Permitted Additional Pari Passu Obligations described above, the consent of the Required Lenders is not required to such supplements so long as they do not otherwise modify the terms of the Senior Notes Indenture.

(l)            By deleting the definition of “Total Assets” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Total Assets” shall mean the total consolidated assets of FGIOC and its Restricted Subsidiaries, as shown on the most recent financial statements of FGIOC that Agent has received in accordance with Section 9.6 hereof; provided, that, for purposes of calculating Total Assets for periods ended prior to the Second Amendment Date, “Total Assets” shall mean the total consolidated assets of FGI and its Restricted Subsidiaries, as shown on the most recent financial statements of FGI that Agent has received in accordance with Section 9.6 hereof.

(m)          By deleting clauses (f), (i), and (m) of Section 9.9 of the Loan Agreement and by substituting in lieu thereof the following in proper alphabetical sequence:

(f)            Indebtedness represented by the Senior Notes (not including any additional notes) and any guarantee of the obligations of FGIOC as “the Issuer” under (and as defined in) the Senior Notes Indenture and the Senior Notes by any Borrower or Guarantor in

accordance with the provisions of the Senior Notes Indenture as in effect on the date hereof, as applicable (and any exchange notes and guarantees thereof);

(i)            Indebtedness arising from agreements of any Borrower or Guarantor providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Subsidiary of FGIOC in accordance with the terms of the Senior Notes Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(m)          Indebtedness of Persons that are acquired by a Borrower or Guarantor or merged into a Borrower or Guarantor in accordance with the terms of this Agreement or the Senior Notes Indenture; provided, however, that such Indebtedness  is not incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that after giving effect to such acquisition and the incurrence of such Indebtedness either:

(1)           FGIOC would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (r) of this Section 9.9; or

(2)           the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

(n)           By deleting clauses (b) and (d) of Section 9.11 of the Loan Agreement and by substituting in lieu thereof the following:

(b)           Borrowers and Guarantors may declare, make and pay dividends, distributions, redemptions and repurchases of Capital Stock of a Borrower or Guarantor at any time that no Default or Event of Default exists or has occurred and is continuing and that Borrowers shall (i) have (and, after giving effect to such dividend, distribution, redemption or repurchase, would have) Excess Availability of more than  $30,000,000, or 16.7% of the Maximum Credit, whichever is greater, and (ii) have maintained a Fixed Charge Coverage Ratio of greater than 1.10 to 1.00 for the 12 month period immediately preceding the date of the applicable dividend, distribution, redemption or repurchase, except so long as no Event of Default exists, Borrowers and Guarantors may declare, make and pay the following payments:

(A) payments by any such Borrower or Guarantor to FGIOC for the payment of cash taxes by or on behalf of FGIOC (or to any direct or indirect parent company of FGIOC to the extent such taxes are attributable to the income of FGIOC and the other Borrowers and Guarantors by virtue of such parent company being the common parent of a consolidated or combined tax group of which FGIOC and the other Borrowers and Guarantors are members, provided, however, that in each case, the amount of such payments in respect of any tax year does not exceed the amount that FGIOC and the other Borrowers and Guarantors would have been required to pay in the case of federal, state or local taxes (as the case may be) in respect of such year if Borrowers and Guarantors paid such taxes directly as a stand-alone taxpayer or stand-alone group), or to any other Obligor for the payment of cash taxes (other than federal taxes) by or on behalf such Obligor;

(B) payments by Borrowers and Guarantors of (I) the amounts required for any direct or indirect parent of FGIOC to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of FGIOC, if applicable, and general corporate overhead expenses of any direct or indirect parent of FGIOC, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of FGIOC and the other Borrowers and Guarantors, and in each case to the extent permitted in Section 9.12(b), and (II) the amounts required to be paid by any direct or indirect parent of FGIOC for out of pocket expenses directly related to unsuccessful offerings of debt or equity by such parent of FGIOC in the public or private capital markets, not to exceed $2,500,000 in the aggregate; and

(C) payment used to fund the payment of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, in each case to the extent permitted in Section 9.12(b);

provided, that, the payment of dividends on FGIOC’s common stock (or the payment of dividends to any direct or indirect parent of FGIOC to fund the payment by any direct or indirect parent of FGIOC of dividends on such entity’s common stock) of up to 6.0%

per annum of the net proceeds received by FGIOC from any public offering of common stock (or contributed to FGIOC by any direct or indirect parent of FGIOC from any public offering of common stock) will be permitted so long as Excess Availability is not less than $30,000,000 or 16.7% of the Maximum Credit, whichever is greater, or would be at least $30,000,000 or 16.7% of the Maximum Credit, whichever is greater, after giving effect thereto, without requiring compliance with the Fixed Charge Coverage Ratio set forth in clause (ii) of this Section 9.11(b); provided that, in all cases, such dividend, distribution, redemption or repurchase is not violative of any applicable law relating to such  dividend, distribution, redemption or repurchase generally and the dividend, distribution, redemption or repurchase, either individually or when added to the aggregate amount of all other such dividends, distributions, redemptions or repurchases, is permitted under the Senior Notes Indenture by its terms or by requisite consent or waiver thereunder;

(d)           Borrowers and Guarantors may repurchase Capital Stock (or fund the repurchase of Capital Stock by a direct or indirect parent of such Borrowers or Guarantors) consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) if Excess Availability is less than $30,000,000 or 16.7% of the Maximum Credit, whichever is greater, the aggregate amount of all payments for such repurchases (including, without limitation or duplication, any repurchases by a direct or indirect parent of Borrower or Guarantor that is funded by such Borrower or Guarantor) in any calendar year shall not exceed $2,000,000.

(o)           By deleting clause (b) of Section 9.12 of the Loan Agreement and by substituting in lieu thereof the following:

(b)           make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer,

employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except the following payments described in each of clauses (A), (B), (C), and (D) below, provided, that at any time that an Event of Default exists or Excess Availability is less than $30,000,000 or 16.7% of the Maximum Credit, whichever is greater (each, a “Restricted Payment Event”), then the sum of the aggregate amount of such payments made pursuant to such clauses (A), (B), (C) and (D) in any fiscal year plus the aggregate amount of Investments made pursuant to clause (x) of the definition of “Permitted Investments” shall not exceed $4,000,000 in the aggregate:

(A)          the payment of the amounts described in clauses (B)(I) or (C) of Section 9.11(b); or

(B)           payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business which are approved by a majority of the board of directors of FGIOC (or any direct or indirect parent of FGIOC) in good faith; or

(C)           the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsor in an aggregate amount in any fiscal year, not to exceed the greater of (x) $3,000,000 and (y) 3% of EBITDA, plus all out-of-pocket reasonable expenses incurred by the Sponsor in connection with the performance of management, consulting, monitoring, advisory or other services with respect to the Borrowers and Guarantors; or

(D)          payments by the Borrowers or Guarantors to the Sponsor or Meritage made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of FGIOC or any direct or indirect parent of FGIOC in good faith;

provided, further, that such payment limitations arising out of the occurrence of a Restricted Payment Event shall continue in effect only until a period of forty-five (45) consecutive days has elapsed after the Restricted Payment Event during which period (i) Excess Availability shall have been not less than $30,000,000 or 16.7% of the Maximum Credit, whichever is greater, and (ii) no Event of Default or Restricted Payment Event shall have occurred;

(p)           By supplementing the Schedules to the Loan Agreement by adding thereto the information set forth on the Schedules attached to this Amendment.

7.             Release of FGI as an Obligor and of Agent’s Liens in the Assets of FGI.  At the request of Borrowers, and after giving effect to (i) the formation of the New FGI Subsidiaries, (ii) the joinder of FGIOC as a Borrower under the Loan Agreement, and (iii) the Capital Stock Transfer, in each case in form and substance satisfactory to Agent in all respects and in accordance with applicable law:

(a)           Lenders and Agent hereby release and discharge FGI from all liability with respect to the Obligations and from any and all other obligations, covenants and liabilities under the Financing Agreements; and

(b)           Lenders hereby authorize Agent to release its Lien in all of the Collateral granted by FGI, and Agent hereby releases such Lien.

In furtherance of the foregoing, Agent agrees to file, at Borrowers’ expense, a UCC termination statement with respect to Agent’s UCC financing statement filed against FGI with the Delaware Secretary of State.  Except for Agent’s release of its Lien upon the assets of FGI described above in this Section 7, Agent shall retain all of its Liens upon all other Collateral, including the Capital Stock of each of the Borrowers transferred by FGI to FGIOC pursuant to the Capital Stock Transfer.  Nothing contained herein shall be deemed or construed to create a novation or accord and satisfaction, and the Loan Agreement and the other Financing Agreements shall remain in full force and effect with respect to all Obligors other than FGI.

8.             Ratification and Reaffirmation.  Each Borrower (including FGIOC) hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Financing Agreements.

9.             Acknowledgments and Stipulations.  Each Borrower (including FGIOC) acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the Liens granted by such Borrower in favor of Agent are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of the Financing Agreements to have priority over the Liens of Agent; and, as of the close of business on March 25, 2010, the unpaid principal amount of the Revolving Loans totaled $-0-, and the face amount of outstanding Letters of Credit totaled $6,828,475.87.

10.          Representations and Warranties.  Each Borrower (including FGIOC) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, as follows:

(a)           no Default or Event of Default exists on the date hereof;

(b)           the execution, delivery and performance of this Amendment have been duly authorized by all requisite entity action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower;

(c)           all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct in all material respects (except where qualified by materiality, in which case such representations and warranties that are qualified by materiality shall be true and correct in all respects) on and as of the date hereof after giving effect to this Amendment (except where such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties were true and correct as of such earlier date);

(d)           the formation of the New FGI Subsidiaries is permitted under Section 9.10 of the Loan Agreement as one or more Permitted Investments thereunder;

(e)           (i) the Capital Stock Transfers do not result in a Change of Control under the Loan Agreement, (ii) at the time of and after giving effect to the Capital Stock Transfers, Excess Availability is not less than $30,000,000 (or 16.7% of the Maximum Amount), and (iii) the Capital Stock Transfers are permitted under Section 9.7(b) of the Loan Agreement; and

(f)            the Schedules attached hereto contain true, accurate and complete information with respect to FGIOC and the matters represented and warranted by FGIOC pursuant to Section 8 of the Loan Agreement, and such Schedules shall be deemed to supplement and be a part of the Schedules to the Loan Agreement.

11.          Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)           No Default or Event of Default occurs or exists on the date hereof;

(b)           Agent shall have received a counterpart of this Amendment duly executed and delivered by a duly authorized officer of FGI, each of the Borrowers and each Lender;

(c)           All requisite entity action and proceedings in connection with this Amendment and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite entity action and proceedings which Agent may have requested in connection therewith, such documents where reasonably requested by Agent or its counsel to be certified by appropriate entity officers or Governmental Authority (and including a copy of the certificate of incorporation of FGIOC certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of FGIOC as is set forth herein and such document as shall set forth the organizational identification number of FGIOC, if one is issued in its jurisdiction of incorporation);

(d)           Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and Liens upon the Collateral or to effectuate the provisions or purposes of this Amendment, the Loan Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements;

(e)           Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the First Priority Collateral (and a perfected security interest in all other Collateral having the priority for such Collateral required hereunder) in each case subject only to Permitted Liens permitted to have priority hereunder;

(f)            Agent shall have received and reviewed Lien and judgment search results for the jurisdiction of organization of FGIOC, the jurisdiction of the chief executive office of FGIOC and all jurisdictions in which assets of FGIOC are located, which search results shall be in form and substance satisfactory to Agent;

(g)           Agent shall have received (i) an opinion of Milbank, Tweed, Hadley & McCloy LLP, and (ii) an opinion of Fredric E. Roth, Jr., General Counsel of FGI, each in form and substance satisfactory to Agent; and

(h)           Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) copies of the documentation providing for the assumption by FGIOC of the obligations of FGI under the Senior Notes, and (ii) copies of the documentation providing for the Capital Stock Transfer and evidence that all of the issued and outstanding shares of Capital Stock of each Borrower and Guarantor held by FGI prior to the Capital Stock Transfer are directly and beneficially owned and held by FGIOC after giving effect to the Capital Stock Transfer.

12.          Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

13.          Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

14.          Expenses of Agent.  Borrowers (including FGIOC) jointly and severally agree to pay, on demand, all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Financing Agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.

15.          Effectiveness; Governing Law.  This Amendment, subject to the satisfaction of the conditions set forth in Section 11, shall be effective upon execution and delivery by Borrowers and written acceptance by Agent and each Lender (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the

State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law).

16.          Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Agent, Lenders and Borrowers and their respective successors and assigns.

17.          No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect with respect to all Obligors other than FGI.

18.          Counterparts; Telecopied Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each  of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

19.          Further Assurances.  Each Borrower (including FGIOC) agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

20.          Section Titles.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

21.          Release of Claims.  To induce Agent and the Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, that are known to such Borrower as of the date of this Amendment, or that such Borrower should have reasonably known, arising under or in connection with any of the Financing Agreements.  Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

22.          Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

NEW BORROWER

FGI OPERATING COMPANY, INC.

By:	/s/ Stephen P. Jackson, Jr.
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

EXISTING BORROWERS

FREEDOM GROUP, INC.

By:	/s/ Stephen P. Jackson, Jr.
Title:	Chief Financial Officer and Treasurer

REMINGTON ARMS COMPANY, INC.

By:	/s/ Stephen P. Jackson, Jr.
Title:	Chief Financial Officer, Secretary and
Treasurer

THE MARLIN FIREARMS COMPANY

By:	/s/ Stephen P. Jackson, Jr.
Title:	Vice President, Secretary and Treasurer

H&R 1871, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Member Managed

BUSHMASTER FIREARMS INTERNATIONAL, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

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Joinder Agreement and Second Amendment to Loan and Security Agreement

DPMS FIREARMS, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

E-RPC, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Chief Financial Officer

RA BRANDS, L.L.C.

By:	/s/ Stephen P. Jackson, Jr.
Title:	Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

AGENT

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as successor to Wachovia Bank, National Association,
as Agent and Issuing Bank

By:	/s/ Wells Fargo Bank, National Association
Title:	Vice President

LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as successor to Wachovia Bank, National Association

By:	/s/ Wells Fargo Bank, National Association
Title:	Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

BANK OF AMERICA, N.A.

By:	/s/ Christopher M. O’Halloran
Title:	Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Enrique Landaeta
Title:	Vice President

By:	/s/ Omayra Laucella
Title:	Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ National City Business Credit, Inc.
Title:	Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ RBS Citizens, National Association
Title:	Senior Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

BARCLAYS BANK PLC

By:	/s/ Noam Azachi
Title:	Assistant Vice President

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Joinder Agreement and Second Amendment to Loan and Security Agreement

REGIONS BANK

By:	/s/ Regions Bank
Title:	Attorney in Fact

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Joinder Agreement and Second Amendment to Loan and Security Agreement